Exhibit 99.1
VESTIN REALTY MORTGAGE I, INC.
REPORTS SECOND QUARTER FINANCIAL RESULTS

Las Vegas – August 14, 2009 – Vestin Realty Mortgage I, Inc. (Nasdaq:VRTA) reported a net loss for the second quarter ended June 30, 2009 of approximately $3.2 million, or ($0.49) per share, on revenues of approximately $0.5 million, compared with a net loss of approximately $4.8 million or ($0.70) per share on revenues of approximately $1.3 million in the comparable period in 2008.  In addition, VRTA reported a net loss for the six months ended June 30, 2009 of approximately $4.7 million, or ($0.72) per share, on revenues of approximately $0.8 million, compared with a net loss of approximately $5.3 million or ($0.78) per share on revenues of approximately $2.4 million in the comparable period in 2008.

The Company noted that the losses for the three and six months ended June 30, 2009, were in significant part due to the level of non-performing loans and increase in properties acquired through foreclosure.  As of June 30, 2009, the Company had 25 loans outstanding with an aggregate principal amount approximating $40.4 million, of which 11 loans with an aggregate principal amount approximating $27.7 million were considered non-performing.  As of June 30, 2008, the Company had 31 loans outstanding with an aggregate principal amount approximating $54.0 million, of which 12 loans with an aggregate principal amount approximating $25.1 million were considered non-performing.  Loans are considered non-performing when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement or when the payment of interest is 90 days past due.  In addition, as of June 30, 2009, we owned nine properties, with an aggregate book value of approximately $3.5 million that we have acquired through foreclosure, compared with four properties owned with an aggregate book value of approximately $4.1 million, as of June 30, 2008.

The Company recorded loan loss provisions and write downs on real estate held for sale of approximately $2.1 million and $1.8 million, respectively, for the six months ended June 30, 2009.  In addition, the Company incurred professional fees of approximately $1.1 million, primarily due to the legal fees relating to the legal actions that have been filed against us in connection with the REIT conversion.  The loan loss provisions and write downs on real estate held for sale are non-cash items.  Net cash flow used in operating activities was approximately $0.2 million.

As of June 30, 2009, shareholder equity was $4.96 per common share.  The Company had on its balance sheet as of June 30, 2009, $1.9 million of cash, $27.3 million of investment in real estate loans, net of allowance of $13.1 million, $3.5 million in real estate held for sale and $1.3 million in total liabilities.

About Vestin Realty Mortgage I, Inc.

Vestin Realty Mortgage I, Inc. is a real estate investment trust (“REIT”) that invests in commercial real estate loans.  As of June 30, 2009, Vestin Realty Mortgage I, Inc. had assets of approximately $34.0 million.  Vestin Realty Mortgage I, Inc. is managed by Vestin Mortgage, Inc., which is a subsidiary of Vestin Group, Inc., which is engaged in asset management, real estate lending and other financial services through its subsidiaries.  Since 1995, Vestin Mortgage Inc. has facilitated more than $2.0 billion in lending transactions.

Forward-Looking Statements

Certain information discussed in this press release may constitute forward-looking statements within the Private Securities Litigation Reform Act of 1995 and the federal securities laws.  Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, it can give no assurance that its expectations will be achieved.  Readers are cautioned not to place undue reliance on these forward-looking statements.  Forward-looking statements are inherently subject to unpredictable and unanticipated risks, trends and uncertainties, such as the Company’s potential inability to accurately forecast its operating results; the Company’s potential inability to regain profitability or continue to generate positive cash flow from operations; constraints in the credit markets, the availability of take-out financing for our borrowers; defaults on outstanding loans; unexpected difficulties encountered in pursuing our remedies if a loan is in default; a decline in the value of collateral securing our loans, declining real estate values in the markets we serve and other risks associated with the Company’s business. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Contact:
Steve Stern
Stern And Company
702-240-9533
steve@sdsternpr.com

VESTIN REALTY MORTGAGE I, INC.

CONSOLIDATED BALANCE SHEETS

ASSETS

	June 30, 2009	December 31, 2008
	(Unaudited)
Assets
Cash	$1,864,000	$3,546,000
Investment in marketable securities - related party	599,000	709,000
Interest and other receivables, net of allowance of $38,000 at June 30, 2009 and $58,000 at December 31, 2008	553,000	531,000
Notes receivable, net of allowance of $596,000 at June 30, 2009 and $605,000 at December 31, 2008	--	--
Real estate held for sale	3,542,000	3,586,000
Investment in real estate loans, net of allowance for loan losses of $13,130,000 at June 30, 2009 and $16,391,000 at December 31, 2008	27,262,000	29,729,000
Other assets	210,000	67,000

Total assets	$34,030,000	$38,168,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Accounts payable and accrued liabilities	$295,000	$313,000
Due to related parties	828,000	214,000
Notes payable	194,000	19,000

Total liabilities	1,317,000	546,000

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued	--	--
Treasury stock, at cost 282,113 shares at June 30, 2009 and 243,613 at December 31, 2008	(714,000)	(655,000)
Common stock, $0.0001 par value; 25,000,000 shares authorized; 6,875,066 share issued and 6,592,953 outstanding at June 30, 2009 and 6,875,066 shares issued and 6,631,453 outstanding at December 31, 2008	1,000	1,000
Additional paid in capital	62,262,000	62,262,000
Accumulated deficit	(28,559,000)	(23,819,000)
Accumulated other comprehensive loss	(277,000)	(167,000)

Total stockholders' equity	32,713,000	37,622,000

Total liabilities and stockholders' equity	$34,030,000	$38,168,000

VESTIN REALTY MORTGAGE I, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For The Three Months Ended		For The Six Months Ended
	6/30/2009	6/30/2008	6/30/2009	6/30/2008

Revenues
Interest income from investment in real estate loans	$419,000	$939,000	$766,000	$1,956,000
Recovery of allowance for doubtful notes receivable	10,000	2,000	10,000	2,000
Gain related to pay off of real estate loan, including recovery of allowance for loan loss	63,000	--	63,000	--
Other income	3,000	384,000	6,000	404,000
Total revenues	495,000	1,325,000	845,000	2,362,000

Operating expenses
Management fees - related party	69,000	69,000	138,000	138,000
Provision for loan loss	1,749,000	3,629,000	2,079,000	3,629,000
Interest expense	6,000	1,000	6,000	1,000
Professional fees	456,000	180,000	1,009,000	291,000
Professional fees - related party	26,000	14,000	44,000	26,000
Loan fees	26,000	--	26,000	--
Other	101,000	123,000	219,000	249,000
Total operating expenses	2,433,000	4,016,000	3,521,000	4,334,000

Loss from operations	(1,938,000)	(2,691,000)	(2,676,000)	(1,972,000)

Non-operating income (loss)
Dividend income - related party	--	62,000	--	110,000
Interest income from banking institutions	--	5,000	1,000	50,000
Settlement expense	--	--	(107,000)	--
Total other non-operating income (loss)	--	67,000	(106,000)	160,000

Loss from real estate held for sale
Revenue related to real estate held for sale	1,000	--	11,000	--
Net loss on sale of real estate held for sale	(78,000)	--	(78,000)	--
Expenses related to real estate held for sale	(54,000)	(96,000)	(92,000)	(117,000)
Write-downs on real estate held for sale	(1,140,000)	(2,095,000)	(1,799,000)	(3,407,000)
Total loss from real estate held for sale	(1,271,000)	(2,191,000)	(1,958,000)	(3,524,000)

Loss before provision for income taxes	(3,209,000)	(4,815,000)	(4,740,000)	(5,336,000)

Provision for income taxes	--	--	--	--

NET LOSS	$(3,209,000)	$(4,815,000)	$(4,740,000)	$(5,336,000)

Basic and diluted loss per weighted average common share	$(0.49)	$(0.70)	$(0.72)	$(0.78)

Dividends declared per common share	$--	$0.05	$--	$0.16

Weighted average common shares	6,592,953	6,874,691	6,598,270	6,874,250